Exhibit 99.144


                                [GRAPHIC OMITTED]
                              North Valley Bancorp


North Valley Bancorp Terminates Merger Agreement

December 3, 2007 - REDDING, CA--(MARKETWIRE) - North Valley Bancorp ("North Valley") today announced that it has given a Notice of Termination to Sterling Financial Corporation ("Sterling") pursuant to Section 8.1(c) of the Agreement and Plan of Merger executed on April 10, 2007 by and between Sterling and North Valley ("Merger Agreement"). The Merger Agreement states at Section 8.1(c) that:

         "This Agreement may be terminated (based upon action of the appropriate Board of Directors) at any time prior to the
         Effective Time:
         ...

         (c) by either Sterling or North Valley if the Merger shall not have been consummated on or before November 30, 2007; provided, that a party that is then in material breach of any of its covenants or obligations under this Agreement shall not be entitled to terminate this Agreement under this
         Section 8.1(c);
         ..."

North Valley has been advised by Sterling that the regulatory approvals required to consummate the merger with North Valley on or before November 30, 2007 have not been obtained and are not likely to be obtained in the near future. As previously stated in Sterling's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2007: "Sterling has been asked by the FDIC to strengthen its internal regulatory compliance program to ensure that Sterling's infrastructure is keeping pace with its growth rate."

As a result, on December 1, 2007, North Valley notified Sterling of the decision made by its Board of Directors to terminate the Merger Agreement, effective immediately, based on Section 8.1(c). Upon termination, the Merger Agreement became void and of no further effect, with certain limited exceptions set forth in Section 8.2 of the Merger Agreement.

North Valley continues to be a strong, progressive, and independent banking institution. North Valley and its banking subsidiary, North Valley Bank, continue to value its customers, shareholders and employees, and maintain the goals of providing solid growth and returns to its shareholders.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank "NVB"), operates twenty-six commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and seven business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additional, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the company's website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

For further information contact;

Michael J. Cushman                    or    Kevin R. Watson
President / Chief Executive Officer         EVP / Chief Financial Officer
(530) 226-2900   Fax: (530) 221-4877        (530) 226-2900   Fax: (530) 221-4877